Exhibit 99.1

Envestnet Completes Acquisition of PIEtech®, Inc., Creator of MoneyGuide Financial Planning Applications

Chicago, IL — May 1, 2019 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today announced that it has completed the acquisition of PIEtech, Inc., the creator of the MoneyGuide family of financial planning applications. The acquisition was announced on March 14, 2019.

“We are excited to welcome the MoneyGuide team to the Envestnet organization,” said Jud Bergman, Chairman and CEO of Envestnet. “Financial planning is the gateway through which advisors help their clients achieve financial wellness. With MoneyGuide included in our data- and advice-centric solutions, we believe we are uniquely positioned to help our clients deliver better financial outcomes.” “We look forward to providing our customers with a broader set of solutions, which will provide lasting value to financial advisors and millions of investors,” said Tony Leal, now President of Envestnet MoneyGuide. “We look forward to showcasing MoneyGuide’s capabilities at the 2019 Advisor Summit.” MoneyGuide is a leading provider of goals-based financial planning solutions to the financial services industry, serving tens of thousands of financial advisors across enterprise, institutional and independent firms, and is integrated with more than 150 wealth management data and technology providers. Nearly 2 million financial plans have been created using MoneyGuide solutions in the past 12 months.  The highly adaptable financial planning software generates plans from light and goal-specific to robust which helps financial advisors add significant value for their clients, and best-in-class technology with enhanced integrations. MoneyGuide’s capabilities will be featured during the 2019 Envestnet Advisor Summit:

•                  Showcase Solution Theater in EXPO on Wednesday, May 1 from 10:05-10:25 a.m.

•                  Technology Session on Wednesday, May 1, from 2:30-3:20 p.m.

•                  Technology Session on Thursday, May 2, from 2:15 p.m.-3:05 p.m.

Additional information on the 2019 Envestnet Advisor Summit can be found here.

Envestnet acquired PIEtech for consideration of approximately $500 million, a combination of approximately $295 million in cash, and approximately 3.185 million shares of Envestnet common stock. The cash portion of the consideration was funded by cash on Envestnet’s balance sheet and borrowings under its revolving credit facility.

In connection with the acquisition of PIEtech, Envestnet adopted the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “Equity Plan”) in order to make inducement grants to certain PIEtech employees who will join Envestnet MoneyGuide. Envestnet approved grants for delivery of up to 301,469 shares of Envestnet common stock pursuant to the Equity Plan.  The Equity Plan was approved by the Compensation Committee of Envestnet’s Board Directors in reliance on the employment inducement exception to shareholder approval provided in NYSE Listing Rule 303A.08 which requires public announcement of inducement awards.

Of the total, 213,695 shares were allocated to a retention pool for grants to 134 employees of PIEtech in the form of restricted stock units (“RSUs”) pursuant to offer letters delivered prior to the closing of the transaction.  Approximately twenty percent of the retention pool will be granted as RSUs on the sixty day anniversary of the closing of the transaction, fifty percent of the retention pool will be granted as RSUs in February of 2020, and the remaining thirty percent will be granted as RSUs in February of 2021.  The employees who have such offer letters must remain employed on the applicable date of grant in order to receive each grant of RSUs. Each award of RSUs will vest over three years following the date of grant, with one-third (1/3) of the RSUs vesting on the first anniversary of the date of grant, and one-twelfth (1/12) vesting in equal quarterly installments for the two years thereafter, subject to continued employment through the date of vesting; provided, however that the first grant of RSUs will become fully vested if the employee is terminated without cause. The final grant of RSUs pursuant to this retention pool will not become fully vested until 2024. Each employee who holds an award of RSUs will be entitled to a distribution of one share for each RSU that becomes vested immediately following vesting.

The remaining shares in the Equity Plan were allocated to grants of RSUs and performance share units (“PSUs”) to Antonio Leal, as the President of Envestnet MoneyGuide, and Jaime Proctor, as the Chief Operating Officer of Envestnet MoneyGuide. On the sixty day anniversary of the closing of the transaction, Mr. Leal will be entitled to a grant of 15,535 RSUs and 15,535 PSUs and Ms. Proctor will be entitled to a grant of 9,321 RSUs and 9,321 PSUs. In February of each 2020, 2021 and 2022, Mr. Leal will be entitled to grants of 5,437 RSUs and Ms. Proctor will be entitled to grants of 3,107 RSUs. Each award of RSUs will vest over three years following the date of grant, with one-third (1/3) of the RSUs vesting on the first anniversary of the date of grant, and one-twelfth (1/12) vesting in equal quarterly installments for the two years thereafter, subject to continued employment through the date of vesting. The final grant of RSUs to Mr. Leal and Ms. Proctor will not become fully vested until 2025. They will be entitled to a distribution of one share for each RSU that becomes vested immediately following vesting.

The two grants of PSUs to Mr. Leal and Ms. Proctor are being made pursuant to the same terms and conditions as the PSU grants made to the executives of Envestnet earlier in 2019 with vesting subject to satisfaction of performance goals during the three-year performance period from 2019 through 2021. The performance goals are based on four equally weighted metrics (revenue growth, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) growth, adjusted earnings per share growth and relative total shareholder return compared to Russell 2000 Index Constituents). The final number of shares earned under the grants, if any, will vary based on the degree of achievement on each metric. The maximum number of PSUs that can be earned will be 150% of the target award. The PSUs will cliff vest on the three-year anniversary of the date of grant.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives.

Envestnet Wealth enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet | Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisors (RIAs). Envestnet MoneyGuide provides goals-based financial planning applications. Envestnet Data & Analytics provides intelligent solutions that enable dynamic innovation through its Envestnet | Yodlee platform.

More than 3,500 enterprises and over 96,000 advisors including: 16 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisors, and hundreds of Internet services companies leverage Envestnet technology and services.

For more information on Envestnet, please visit www.envestnet.comand follow @ENVintel.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s (the “Company”) acquisition of PIEtech (the “PIEtech Acquisition”) and the expected benefits of the acquisition are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the inability to complete the PIEtech Acquisition in a timely manner or at all; the possibility that any of the anticipated benefits of the PIEtech Acquisition will not be realized to the extent or when expected; the risk that integration of PIEtech’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the PIEtech Acquisition on PIEtech’s and the Company’s business relationships, operating results and business generally; potential exposure to state and local non-income tax obligations, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions, the impact of fluctuations in interest rates on the Company’s business, ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 1, 2019 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.